Exhibit 99.1

58-68 Exchange St
Binghamton, New York 13901

For further information, contact:
Rexford C. Decker Senior Vice President & CFO (607) 779-2320 Website: www.bsbbank.com

BSB Bancorp, Inc. Announces First Quarter Net Income of $4.1 Million

     BINGHAMTON, N.Y.—April 28, 2004—BSB Bancorp, Inc. (NASDAQ:BSBN), the bank holding company of BSB Bank & Trust Company (“BSB”), a diversified financial services organization serving the Southern Tier and Central New York regions with total assets of approximately $2.2 billion, today announced financial results for the first quarter of 2004. BSB’s net income for the quarter ended March 31, 2004 was $4.1 million or $0.43 per diluted share, compared to net income of $4.9 million or $0.52 per diluted share for the fourth quarter of 2003 and $3.9 million or $0.41 per diluted share for the first quarter of 2003.

     On December 24, 2003, BSB Bancorp, Inc. and Partners Trust Financial Group, Inc. announced a definitive merger agreement, pursuant to which Partners Trust will acquire all of the outstanding shares of BSB Bancorp, Inc.

     The balance of outstanding residential mortgages increased to $573.7 million, up from $558.8 million at December 31, 2003, an increase of $14.9 million. Bi-weekly residential mortgages continue to be popular, especially in 10- and 15-year maturities, and increased $13.9 million from $252.3 million to $266.2 million. Total commercial real estate loans decreased $6.6 million during the first quarter of 2004 to $192.8 million. During the fourth quarter of 2003, originations for commercial real estate loans were $47.1 million compared to $9.1 million for the first quarter of 2004. Commercial and industrial loans declined $17.3 million from December 31, 2003 to $306.4 million at March 31, 2004. Originations of commercial and industrial loans declined from $18.9 million for the fourth quarter of 2003 to $3.1 million for the first quarter of 2004. Similarly, consumer loans decreased by $15.9 million to $351.5 million at the end of the first quarter of 2004 with originations declining to $23.5 million for the first quarter of 2004 from $34.8 million for the fourth quarter of 2003. These changes resulted in total loans declining by $24.9 million to $1,424.4 million at March 31, 2004 as compared to December 31, 2003.

     Total investment securities increased $16.2 million to $659.6 million at March 31, 2004 as compared to December 31, 2003 as cash inflows were redeployed into those assets as well as into federal funds sold. The balance of federal funds sold increased to $47.2 million at March 31, 2004 from $16.0 million at December 31, 2003.

     Net interest income was $17.2 million for the first quarter of 2004 compared to $17.9 million in the fourth quarter of 2003. The growth in average earning assets from $2,098.3 million in the fourth quarter of 2003 to $2,111.3 million in the first quarter of 2004 was primarily attributable to the increased average balance of federal funds from $3.1 million in the fourth quarter of 2003 to $36.9 million for the first quarter of 2004. With a yield of just above 1%, the higher balances of federal funds had a detrimental impact on net interest margin, especially when combined with the decline in average loan balances as mentioned above.

     Loan charge-offs were $3.4 million in the first quarter 2004. This compares to charge-offs of $19.1 million for the fourth quarter of 2003 and $2.3 million for the first quarter of 2003. The larger level of charge-offs in the fourth quarter of 2003 were associated with the sale of certain classified loans during that quarter. The fourth quarter also contained recoveries of $4.9 million compared to $2.4 million in the first quarter of 2004. Non-performing loans totaled $16.7 million at March 31, 2004, an increase of $3.4 million from the December 31, 2003 non-performing loan total of $13.2 million. The provision for loan losses was $1.6 million in the first quarter of 2004 as compared to $260,000 in the fourth quarter of 2003. This increase reflects the lower level of recoveries during the quarter combined with the increase in non-performing loans during the quarter. The allowance for loan losses remained at acceptable levels of 288.72% of non-performing loans and 3.38% of period end loans outstanding.

     Total non-interest income increased $55 thousand from the fourth quarter of 2003. Service charges on deposit accounts declined $154 thousand, principally a $111 thousand decline in insufficient funds fee income. Net gain on the sale of securities also declined $279 thousand from the fourth quarter. Offsetting these decreases was an increase in mortgage servicing fees of $83 thousand as the value of mortgage servicing rights rebounded from prior quarter’s write-downs. Income from bank owned life insurance increased $198 thousand to $468 thousand for the first quarter, as an additional $20 million of insurance was purchased late in December 2003. Other income increased $208 thousand, mainly from a $266 thousand increase in income from net gains from residential loan sales.

     Operating expense decreased $438 thousand from the fourth quarter 2003 to the first quarter of 2004. Salaries, pensions and other employee benefits decreased $574 thousand during this period mainly due to the fourth quarter expense related to the incentive compensation plans which resulted from the asset quality target achievements during the fourth quarter. Advertising and promotion costs for the first quarter of 2004 exceeded the prior quarter by $281 thousand. This is a result of lower expenses in the fourth quarter as is normal for that time of year and extensive promotions during the first quarter for two different product lines. Merger related expenses, associated with the pending merger with Partners Trust Financial Group, Inc., decreased $153 thousand from the fourth quarter. These expenses, which are generally not tax deductible, will continue through the merger’s consummation.

Forward-Looking Statements
This news release contains forward-looking statements, including those regarding the projected performance of BSB Bancorp, Inc. These statements constitute forward-looking information, within the meaning of the Private Securities Litigation Reform Act of 1995, which involve significant risks and uncertainties. Actual results may differ materially from any forward-looking information discussed in the news release.

Factors that might cause such differences include, but are not limited to: fluctuations in interest rates, government regulations and economic conditions and competition in the geographic and business areas in which BSB conducts its operations, as well as unanticipated loan losses and other similar conditions affecting the Company’s operations, pricing, products and services.

BSB BANCORP, INC. AND SUBSIDIARIES — Consolidated Financial Highlights (unaudited)
March 31, 2004

	(Dollars in Thousands, Except Share and Per Share Data)
	Quarters Ended
	March 31,	December 31,	March 31,
OPERATIONS DATA	2004	2003	2003
Total interest income	$27,587	$28,284	$29,376
Total interest expense	10,357	10,425	10,896
Net interest income	17,230	17,859	18,480
Provision for loan losses	1,620	260	3,968
Non-interest income	3,228	3,173	3,358
Operating expense	12,690	13,128	12,063
Income tax expense	2,031	2,702	1,930
Net income	4,117	4,942	3,877

SELECTED FINANCIAL DATA

Yield on earning assets (1)	5.23%	5.39%	6.02%
Cost of funds (1)	2.19	2.25	2.54
Net interest spread	3.04	3.14	3.48
Net interest margin (1)	3.26	3.40	3.79
Return on average assets (1)	0.75	0.91	0.77
Return on average equity (1)	10.94	13.67	10.53
Equity to assets (2)	6.92	6.61	6.95
Operating expense to average assets (1)	2.30	2.42	2.39
Efficiency ratio	62.03	62.42	55.24

PER SHARE DATA

Basic earnings	$0.44	$0.54	$0.42
Diluted earnings	$0.43	$0.52	$0.41
Book value	$16.39	$15.82	$15.63
Dividends paid	$0.25	$0.25	$0.25
Dividend payout ratio	56.69%	46.56%	58.93%

FINANCIAL CONDITION DATA	2004	2003	2003

Assets	$2,221,475	$2,212,111	$2,056,251
Earning assets	2,125,703	2,107,618	1,985,291
Total loans	1,424,384	1,449,244	1,397,101
Allowance for loan losses	(48,080)	(47,421)	(65,944)
Gross investment securities	650,449	638,276	583,345
Unrealized appreciation on AFS securities	9,133	5,097	13,555
Interest-bearing deposits	1,426,381	1,432,408	1,305,597
Non-interest-bearing deposits	154,236	156,678	143,282
Borrowings	420,599	410,768	400,524
Junior subordinated obligations	48,202	48,202	—
Trust preferred securities	—	—	48,000
Shareholders’ equity	153,681	146,303	142,946
Non-performing loans	16,653	13,209	44,217
Performing loans, 30-89 days past due	5,090	6,936	4,020
Other real estate owned	731	1,129	2,027
Repossessed assets	102	102	1,641
Trust assets under management	288,066	288,538	257,844
Serviced loans	255,965	264,973	333,576

AVERAGE BALANCES

Assets	$2,204,946	$2,165,605	$2,020,061
Earning assets	2,111,320	2,098,300	1,952,094
Total loans	1,433,936	1,448,377	1,363,637
Allowance for loan losses	(47,004)	(53,734)	(65,036)
Gross investment securities	635,956	638,122	563,025
Unrealized appreciation on AFS securities	6,685	4,796	14,265
Interest-bearing deposits	1,423,405	1,372,225	1,288,222
Non-interest-bearing deposits	149,162	154,332	142,588
Borrowings	416,543	430,534	376,997
Junior subordinated obligations	48,202	—	—
Trust preferred securities	—	46,519	48,000
Shareholders’ equity	150,592	144,592	147,279
Shares outstanding	9,329,022	9,197,428	9,309,002
Diluted shares outstanding	9,629,036	9,480,423	9,412,381

(1) Annualized (2) At period end

BSB BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION (unaudited)

	March 31,	December 31,	March 31,
(In Thousands, Except Share and Per Share Data)	2004	2003	2003
ASSETS
Cash and due from banks	$40,576	$45,670	$44,108
Federal funds sold	47,200	16,000	—

Cash and cash equivalents	87,776	61,670	44,108

Investment securities available for sale, at fair value	639,541	623,832	578,607
Federal Home Loan Bank of New York stock	20,041	19,541	18,293
Loans held for sale	678	1,144	2,783
Loans:
Commercial	306,376	323,634	478,833
Consumer	351,539	367,412	368,689
Residential real estate	573,677	558,781	392,579
Commercial real estate	192,792	199,417	157,000

Total loans	1,424,384	1,449,244	1,397,101
Net deferred costs	2,992	2,953	2,062
Allowance for loan losses	(48,080)	(47,421)	(65,944)

Net loans	1,379,296	1,404,776	1,333,219

Bank premises and equipment, net	14,892	15,223	15,097
Accrued interest receivable	8,540	7,981	9,363
Other real estate owned and repossessed assets	832	1,231	3,668
Bank owned life insurance	41,522	41,054	20,279
Other assets	28,357	35,659	30,834

Total assets	$2,221,475	$2,212,111	$2,056,251

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	$1,580,617	$1,589,086	$1,448,879
Borrowings	420,599	410,768	400,524
Other liabilities	18,376	17,752	15,902
Junior subordinated obligations issued to unconsolidated subsidiary trusts (Junior subordinated obligations)	48,202	48,202	—
Mandatorily redeemable preferred securities issued by consolidated subsidiary trusts (Trust preferred securities)	—	—	48,000

Total liabilities	2,067,794	2,065,808	1,913,305

Shareholders’ Equity:
Preferred stock, par value $0.01 per share; 2,500,000 shares authorized; none issued	—	—	—
Common stock, par value $0.01 per share; 30,000,000 shares authorized; 11,918,894 11,788,182 and 11,683,399 shares issued	119	118	117
Additional paid-in capital	47,524	44,243	41,992
Retained earnings	144,526	142,743	136,496
Accumulated other comprehensive income	5,463	3,049	8,107
Treasury stock, at cost:
2,544,251, 2,541,668 and 2,539,538 shares	(43,951)	(43,850)	(43,766)

Total shareholders’ equity	153,681	146,303	142,946

Total liabilities and shareholders’ equity	$2,221,475	$2,212,111	$2,056,251

BSB BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
(In Thousands, Except Per Share Data)	2004	2003	2003
Interest income:
Interest and fees on loans	$20,412	$21,539	$22,195
Interest on federal funds sold	93	8	66
Interest on investment securities	7,060	6,656	7,089
Interest on loans held for sale	22	81	26

Total interest income	27,587	28,284	29,376

Interest expense:
Interest on savings deposits	273	281	416
Interest on time deposits	4,438	4,448	5,104
Interest on money market deposit accounts	1,279	1,237	1,092
Interest on NOW accounts	71	56	82
Interest on borrowings	3,558	3,672	3,424
Interest on junior subordinated obligations	738	—	—
Interest on trust preferred securities	—	731	778

Total interest expense	10,357	10,425	10,896

Net interest income	17,230	17,859	18,480
Provision for loan losses	1,620	260	3,968

Net interest income after provision for loan losses	15,610	17,599	14,512

Non-interest income:
Service charges on deposit accounts	1,162	1,316	1,250
Checkcard interchange fees	330	315	359
Mortgage servicing fees	171	88	145
Fees and commissions — brokerage services	183	221	222
Trust fees	326	304	278
Income from bank owned life insurance	468	270	247
Gain on sale of securities, net	34	313	329
Other income	554	346	528

Total non-interest income	3,228	3,173	3,358

Operating expense:
Salaries, pensions and other employee benefits	7,098	7,672	6,503
Building occupancy	1,223	1,293	1,107
Advertising and promotion	450	169	334
Professional fees	434	492	736
Data processing costs	1,090	1,118	1,244
Services	717	743	752
Merger related expenses	172	325	—
Other real estate owned and repossessed asset expenses, net	119	120	159
Other expenses	1,387	1,196	1,228

Total operating expense	12,690	13,128	12,063

Income before income taxes	6,148	7,644	5,807
Income tax expense	2,031	2,702	1,930

Net income	$4,117	$4,942	$3,877

Earnings per share:
Basic	$0.44	$0.54	$0.42
Diluted	$0.43	$0.52	$0.41

BSB BANCORP, INC. AND SUBSIDIARIES
NON-PERFORMING ASSETS (unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in Thousands)	2004	2003	2003	2003	2003
Non-accrual loans:
Commercial loans	$14,964	$11,186	$27,570	$30,267	$30,078
Residential real estate loans	861	622	680	743	787
Commercial real estate loans	446	32	67	674	821
Consumer loans	104	134	237	271	198
Troubled debt restructured loans	—	1,126	2,005	6,379	12,143

Total non-accrual loans	16,375	13,100	30,559	38,334	44,027
Accruing loans with principal or interest payments 90 days or more overdue	278	109	141	111	190

Total non-performing loans	16,653	13,209	30,700	38,445	44,217

Other real estate owned and repossessed assets	833	1,231	1,696	2,601	3,668

Total non-performing assets	$17,486	$14,440	$32,396	$41,046	$47,885

Total non-performing loans to total loans	1.17%	0.91%	2.11%	2.70%	3.16%

Total non-performing assets to total assets	0.79%	0.65%	1.49%	1.90%	2.33%

     In addition to the non-accruing troubled debt restructured loans shown in the above schedule, the Company also had accruing loans classified as troubled debt restructured loans totaling $17.2 million, $13.8 million, $8.4 million, $8.1 million, and $3.6 million at March 31, 2004, December 31, 2003, September 30, 2003, June 30, 2003, and March 31, 2003.

BSB BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE AND NET CHARGE-OFFS PER QUARTER (unaudited)

	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in Thousands)	2004	2003	2003	2003	2003
Average gross loans outstanding	$1,433,936	$1,448,377	$1,425,579	$1,399,913	$1,363,637
Allowance at beginning of period	$47,421	$61,382	$62,607	$65,944	$63,250
Charge-offs:
Commercial loans	2,181	17,868	7,065	6,490	1,102
Consumer loans	796	1,135	987	990	977
Residential real estate loans	53	26	25	12	30
Commercial real estate loans	339	106	496	82	208

Total loan charge-offs	3,369	19,135	8,573	7,574	2,317
Recoveries	2,408	4,914	4,468	1,257	1,043

Net charge-offs	961	14,221	4,105	6,317	1,274

Provision for loan losses	1,620	260	2,880	2,980	3,968

Allowance at end of period	$48,080	$47,421	$61,382	$62,607	$65,944

Ratio of net charge-offs to:
Average gross loans outstanding (annualized)	0.27%	3.93%	1.15%	1.80%	0.37%
Ratio of allowance to:
Non-performing loans	288.72%	359.01%	199.94%	162.85%	149.14%
Period-end loans outstanding	3.38%	3.27%	4.23%	4.40%	4.72%